Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of BlackRock Funds III of our report dated February 24, 2025, relating to the financial statements and financial highlights of BlackRock LifePath Index Retirement Fund, BlackRock LifePath Index 2030 Fund, BlackRock LifePath Index 2035 Fund, BlackRock LifePath Index 2040 Fund, BlackRock LifePath Index 2045 Fund, BlackRock LifePath Index 2050 Fund, BlackRock LifePath Index 2055 Fund, BlackRock LifePath Index 2060 Fund BlackRock LifePath Index 2065 Fund and BlackRock LifePath Index 2070 Fund, which appears in BlackRock Funds III’s Certified Shareholder Report on Form N-CSR for the periods ended December 31, 2024. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 24, 2025